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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
4-D NEUROIMAGING
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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4-D NEUROIMAGING
9727 Pacific Heights Boulevard
San Diego, California 92121
January 18, 2002

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of 4-D Neuroimaging, which will be held at the offices of the Company at 9727 Pacific Heights Blvd., San Diego, California on Friday, March 15, 2002 at 10:30 AM Pacific Standard Time.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

    In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      D. Scott Buchanan
                      President and Chief Executive Officer

  YOUR VOTE IS IMPORTANT

      In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

4-D NEUROIMAGING
9727 Pacific Heights Boulevard
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 15, 2002

    The Annual Meeting of Shareholders of 4-D Neuroimaging, or 4-D, will be held at the offices of the Company at 9727 Pacific Heights Boulevard, San Diego, California on Friday, March 15, 2002, at 10:30 AM Pacific Standard Time, for the following purposes:

  1.
  To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: D. Scott Buchanan, Martin P. Egli, Enrique Maso, Felipe Fernandez Atela, Martin Velasco Gomez, Antti Ahonen, Galleon Graetz, Benjamin Chasco and Hans-Ueli Rihs.

  2.
  To ratify the selection of Swenson Advisors LLP as the Company's independent accountants for the fiscal year ending September 30, 2002.

  3.
  To approve an amendment to the Corporation's Fifth Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000 shares.

  4.
  To approve an amendment to the 1997 Stock Incentive Plan (the "1997 Plan") that will increase the maximum number of shares of Common Stock reserved for issuance over the term of the 1997 Plan by an additional 2,000,000 shares to 10,000,000 shares.

  5.
  To approve a new Employee Stock Purchase Plan ("ESPP") that will serve as the successor plan to the 1992 employee stock purchase plan which expired in the year 2001. Three (3) million shares of common stock will be set aside for issuance under the new ESPP which will have a term of ten (10) years.

  6.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Shareholders of record at the close of business on January 16, 2002 will be entitled to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors
Dated: January 18, 2002	Eugene C. Hirschkoff, Corporate Secretary

4-D NEUROIMAGING

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 15, 2002

        These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of 4-D Neuroimaging, a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at 10:30 AM Pacific Standard Time on March 15, 2002 at 9727 Pacific Heights Blvd, San Diego, California. (referred to herein as the "Annual Meeting" or the "Meeting") and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately January 18, 2002.

        The mailing address of the principal executive office of the Company is 9727 Pacific Heights Boulevard, San Diego, California 92121.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

        Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with American Stock Transfer and Trust Co. ("AST") to solicit proxies on the Board of Director's behalf.

        The anticipated cost of the proxy solicitation by AST is $3,000 plus distribution expenses charged by the various brokerage firms, which are expected to be $7,000. AST will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of shareholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock and solicit proxy responses from holders of the Company's Common Stock.

        The record date for determining those shareholders that are entitled to notice of, and to vote at, the Meeting has been fixed as January 16, 2002. As of January 16, 2002, the Company had approximately 145,261,667 outstanding shares of Common Stock (the "Common Stock"). The Company's Restated Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for transaction of business. Each share of Common Stock is entitled to one vote on matters brought before the Meeting. In voting for directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or to distribute his or her votes on the same principle among the nominees to be elected in such manner as he or she may see fit. A shareholder may cumulate his or her votes if his or her candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxy holder as specified by the person solicited. If no instructions are given on the executed proxy, the proxy will be voted for all nominees and in favor of all proposals described.

        For the election of directors, the nominees receiving the highest number of votes up to the number of directors to be elected, are elected if a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's voting stock is required for the ratification of Proposals 2 through 5. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Abstentions will be included in tabulations of the votes cast for purposes of determining whether the proposal has been approved. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

        A board of nine directors is to be elected at the Meeting to hold office until the next annual meeting or until their successors are elected. Each returned proxy cannot be voted for a greater number of persons than the number of nominees named (nine). The nine nominees receiving the highest number of votes are elected if a quorum is present and voting. Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the nine nominees who are listed herein, or for as many nominees of the Board of Directors as possible, not to exceed nine such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

        If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as directors.

        The Company's Board of Directors recommends a vote FOR the nominees listed herein.

Name	First Year Elected Director	Principal Occupation	Age
D. Scott Buchanan(3)(4)	1997	President, Chief Executive and Interim Principal Financial Officer of 4-D Neuroimaging	43
Martin P. Egli(1)(2)	1995	Senior Partner, Swisspartners S.P. Investment Network LTD.	49
Enrique Maso	1995	Private Investor	76
Galleon Graetz	1998	Senior Partner of CareNet AG	47
Martin Velasco Gomez(2)	2000	Director, Telefonica SA Owner, Scaloway Co. Ltd.	47
Antti Ahonen(3)	2000	Managing Director, Neuromag Oy	45
Felipe Fernandez Atela(1)	2000	Chairman of the Board of 4-D Neuroimaging, Managing Director, Brain Diagnosis Network, S.A.	45
Benjamin Chasco(2)	2001	Manager, Matrust, S.L	34
Hans-Ueli Rihs	2001	Director, Phonak Ltd.	58

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of the Administrative Committee.

(4)
Dr. Buchanan also serves as a non-voting advisor to the Compensation Committee.

Business Experience of Directors

        Dr. Buchanan joined the Company in 1986. He served as Vice President, Product Operations from February 1992 through December 1996 and has served as President since December 1996, Chief Executive Officer since March 1997 and Interim Principal Financial Officer since November 2000. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois. Dr. Buchanan was elected to the Company's Board of Directors in 1997.

        Dr. Maso, a private investor, is a former large industrialist in Europe and the former Mayor of Barcelona. He is currently the Chairman of the Board of Electronic Data Systems in Spain, a position he has held since 1983. He received a Masters of Industrial Engineering Management from New York University and a doctorate in Engineering from the Politechnic College of Barcelona. Dr. Maso was elected to the Company's Board of Directors in 1995 and served as Chairman of the Board from September 1997 to March 2001.

        Mr. Fernandez Atela has served as the Company's Chairman of the Board since March 2001, after having been elected to the Company's Board of Directors as a Vice-Chairman on July 27, 2000. Mr. Fernandez Atela brings with him a wide and international career in multinational technology companies where he has held various senior positions over the past 10 years. Currently, Mr. Fernandez Atela is the Managing Director of BDN (Brain Diagnosis Network, S.A.), a position he has held since June 2000, and member of the Board of other technology companies, including EDS Iberia, which is related to Electronic Data Systems, a U.S. public company. Prior to joining BDN, Mr. Fernandez Atela was the President & CEO of EDS Iberia from September 1992 to March 2000 where he led the growth of the company from 400 to 3000 employees and positioned the company as a leader in the electronic services market during his nine-year tenure. He has an MBA from INSEAD Business School and other diplomas from the London School of Economics, a Degree in Economics from the University of Madrid and has lectured on various business topics.

        Mr. Egli has served since 1993 as a partner and principal of Swisspartners S.P. Investment Network LTD. ("Swisspartners"), a company which provides investment management, corporate finance and trust services, and which owns 100% of the capital stock of Dassesta International S.A. ("Dassesta"). Swisspartners and Dassesta are principal shareholders of 4-D. Mr. Egli is a director of several privately held companies and was elected to the Company's Board of Directors in 1995.

        Dr. Graetz served as clinical consultant and co-director of the internal medicine division of the Swiss Hospital School of Nursing from 1990 to 1997. Dr. Graetz is currently a senior partner of Care Net AG, a health consulting company and currently involved as part of the management team at Medizinisches Zentrum Romerhof, a unique health care provider located in Zurich. Dr. Graetz was educated in internal medicine and radiology in Switzerland and Israel. Dr. Graetz was elected to the Company's Board of Directors in 1998.

        Dr. Ahonen joined the Company's subsidiary, Neuromag Oy, in Helsinki, Finland in 1989 when that company was first established and has served since that time as Managing Director. Dr. Ahonen was elected to the Company's Board of Directors in 2000. He is also currently a member of the Board of Directors of Neuromag Oy. Before joining our subsidiary, he has held positions in basic and applied research in the Low Temperature Laboratory of Helsinki University of Technology, Cornell University, Technical Research Center of Finland and Outokumpu Corporation. He received a M.S. in Engineering and a Doctor of Technology in Technical Physics degree from the Helsinki University of Technology.

        Mr. Velasco Gomez is a private investor experienced in the electronic communications industry. He served as a board member of Telefonica SA, a company with publicly traded securities, several start-ups in Europe and the United States and several venture and investment funds in Europe over the past

5 years. Mr. Velasco Gomez is also the beneficial owner of Scaloway Co. Ltd., a private investment company, which guaranteed the $11 million loan from AIG Private Bank Ltd. ("AIG") used to acquire Neuromag Oy. Mr. Velasco Gomez was elected to the Company's Board of Directors in 2000. In 1999, he founded Infantia, a charity foundation established to aid children in the developing world. The foundation, financed by venture capital, is based in Nyon, Switzerland. Previously Mr. Velasco Gomez served as one of the heads of the McKinsey worldwide telecommunication group. He received an engineering degree in Electronics, a postgraduate degree in Computer Science from the EPFL in Lausanne, Switzerland and an MBA from INSEAD in France.

        Mr. Chasco is currently the Manager of Matrust, S.L., a position he has held since 2000. He was a Tax Attorney for Cuatrecasas Abogados from 1997 through 2000, specializing in nonprofit entities and family companies, and prior to that held the same position with Arthur Andersen, S. Com. for five years. He has a Degree in Law from Universidad de Barcelona, an MBA from ESADE and is currently preparing his doctoral thesis at the same university. Mr. Chasco is collaborating as an Associate Professor at the Universidad Pompeu Fabra in Barcelona. He was elected to the Company's Board of Directors in 2001.

        Mr. Rihs served as International Sales Director and board member of PHONAK Holding, Ltd., Hearing Instruments and Systems for the Hard of Hearing, in Stafa, Switzerland from 1976 to 1999. Since 2000 he has been an independent entrepreneur and investor. He currently serves as a board member of PHONAK, is a board member of Swisspartners and Mespas Ltd. He was elected to the Company's Board of Directors in 2001 in connection with the purchase by Swisspartners of 14,751,153 shares of the Company's Common Stock in a private placement transaction.

Board Meetings and Committees

        The Company's Board of Directors held 7 meetings during the fiscal year ended September 30, 2001. Each Director nominated for reelection attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

        The Compensation Committee currently consists of Mr. Egli and Mr. Fernandez Atela. Director D. Scott Buchanan serves as a non-voting advisor to the Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company and also administers the 1997 Plan. The Compensation Committee had no meetings during the fiscal year ended September 30, 2001.

        The Audit Committee currently consists of Mr. Egli, Mr. Chasco and Mr. Velasco Gomez, each of whom is independent (as defined in Rule 4200 of the National Association of Securities Dealers' listing standards). The Audit Committee assists in selecting the independent auditors, in designating services they are to perform and in maintaining effective communication with those auditors. 4-D's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met 4 times during the fiscal year ended September 30, 2001.

        The Company has a standing Administrative Committee (the "Administrative Committee") that previously administered the Company's 1992 Employee Stock Purchase Plan (the "Prior Plan") and that will administer the new ESPP, which currently consists of Directors D. Scott Buchanan and Antti I. Ahonen. The Administrative Committee had full authority to administer the Prior Plan. There were no meetings of the Administrative Committee during the fiscal year ended September 30, 2001.

        The Company does not have a standing Nominating Committee or any other Committee performing similar functions. Such matters are considered at meetings of the full Board of Directors.

Directors Compensation

        Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

        Under the Automatic Option Grant Program in effect under the Company's 1997 Stock Incentive Plan (the "1997 Plan"), each individual who first joins the Board of Directors as a non-employee Board Member anytime after January 1, 1997 will receive, on the date of such initial election or appointment, an automatic option grant to purchase 10,000 shares of the Company's Common Stock, provided that such person has not previously been in the employ of the Company or any Parent or Subsidiary (as such terms are defined in the 1997 Plan). In addition, on the date of each Annual Shareholders meeting held after January 1, 1997, each individual who is to continue to serve as a non-employee Board Member will automatically be granted an option to purchase 3,500 shares of the Company's Common Stock, provided such individual has served as a non-employee Board Member for at least six months. Each grant under the Automatic Option Grant Program is immediately exercisable and generally will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the option grant date, and will have a maximum term of 10 years, subject to earlier termination or repurchase should the optionee cease to serve as a Board Member. The shares subject to each automatic option grant will vest with respect to the Company's repurchase rights in a series of sixteen (16) successive equal quarterly installments over the optionee's period of continued Board Service, with the first such installment to vest upon the optionee's completion of three months of Board Service.

        All currently eligible Board members have waived the right to future participation in the Automatic Option Grant Program and did not receive any compensation in lieu of option grants under the Automatic Option Grant Program during fiscal year 2001. Please see the description of the Automatic Option Grant Program under Proposal 4 for further information.

PROPOSAL 2

RATIFICATION OF
SELECTION OF INDEPENDENT ACCOUNTANTS

        On the recommendation of the Company's management, the Board of Directors has selected Swenson Advisors LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the shareholders will be sought by the Board of Directors for the selection of Swenson Advisors LLP as independent accountants to audit the accounts and records of the Company for the fiscal year ending September 30, 2002, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of the Company's voting stock is required to ratify the selection of Swenson Advisors LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Swenson Advisors LLP, the Board of Directors will reconsider such selection.

        A representative of Swenson Advisors LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Swenson Advisors LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $59,000.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Swenson Advisors LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2001.

All Other Fees

        The aggregate fees billed by Swenson Advisors LLP for professional services rendered, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above, were $14,300. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Swenson Advisors LLP.

Changes in 4-D's Certifying Accountant.

        On March 23, 2001, 4-D engaged the accounting firm of Swenson Advisors LLP as its independent certifying accountants for the remainder of the fiscal year ending September 30, 2001. On March 23, 2001, 4-D notified Arthur Andersen LLP of their dismissal. Arthur Andersen LLP was the independent certifying accountant previously engaged to audit 4-D's financial statements for the fiscal year ended September 30, 2000 and to review the quarterly financial statements for the period ended December 31, 2000. 4-D's engagement of Swenson Advisors LLP and the dismissal of Arthur Andersen LLP were recommended by 4-D's Audit Committee and approved by 4-D's Board of Directors.

        During the two fiscal years ended September 30, 1999 and 2000 and through the subsequent interim period ending March 23, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused that firm to make reference in connection with its report on the financial statements of 4-D for such years.

        During the two fiscal years ended September 30, 1999 and 2000 and through the subsequent interim period ending March 23, 2001, in accordance with Rule 304 (a)(1)(iv) and in conjunction with the audit of 4-D's financial statements for the fiscal year ended September 30, 2000 and in conjunction with the review of 4-D's financial statements for the quarter ended December 31, 2000, there were no reportable events, as defined, except that Arthur Andersen LLP notified 4-D's management and the Audit Committee of the Board of Directors that the departure of 4-D's Chief Financial Officer and Controller and the vacancies in these positions represented a weakness in 4-D's internal control structure and financial reporting process. During the period between the departure of the previous Chief Financial Officer on November 22, 2000, and December 19, 2000, when the Company engaged, on a part-time basis, a senior financial consultant with prior experience as a Chief Financial Officer, financial reporting was overseen by the current Chief Executive Officer. The Chief Executive Officer had been appointed Interim Principal Financial Officer by the Board of Directors on November 22, 2000. The Chief Executive Officer had over 14 years of experience with the Company with intimate knowledge of the business. To improve its internal control, and address the weakness noted above, the Company has employed additional personnel in the Company's accounting area and has continued the Company's engagement of the senior financial consultant referred to above. 4-D has authorized Arthur Andersen LLP to respond fully to the inquiries of Swenson Advisors LLP concerning this subject matter as well as to respond to all other inquiries of Swenson Advisors LLP.

        Arthur Andersen LLP's reports on the financial statements as of and for the years ended September 30, 1999 and 2000 contained no adverse opinions or disclaimers of opinion and were not modified or qualified as to audit scope or accounting principles, but did contain modifications as to 4-D's ability to continue as a going concern.

        4-D requested that Arthur Andersen LLP furnish a letter to 4-D addressed to the Securities and Exchange commission stating whether it agrees with the above statements. A copy of Arthur Andersen LLP's letter to the Securities and Exchange Commission, dated April 4, 2001, is filed as Exhibit 16 to the Company's Form 8-K/A filed with the Securities and Exchange Commission on April 5, 2001.

        The Board of Directors recommends a vote FOR the ratification of the selection of Swenson Advisors LLP as the Company's independent accountants for fiscal 2002.

PROPOSAL 3

AMENDMENT OF ARTICLES OF INCORPORATION

        The present capital structure of the Company authorizes 200,000,000 shares of Common Stock, without par value. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has approved the amendment of the Company's Fifth Amended and Restated Articles of Incorporation, to increase the authorized number of shares of Common Stock from 200,000,000 shares to 300,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment and restatement to the Company's shareholders for adoption. On January 4, 2002, 145,261,667 shares of Common Stock were outstanding.

Purpose of Authorizing Additional Common Stock

        Authorizing an additional 100,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the shareholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or distributions, issuance of options pursuant to the Company's 1997 Stock Incentive Plan and issuances of Common Stock pursuant to the Company's Employee Stock Purchase Plan without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which the Company's securities may then be listed.

        The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of the shareholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

        The proposed amendment and restatement of the Company's Articles of Incorporation was approved by a vote of the directors of the Company on November 2, 2001.

Shareholder Approval

        The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment of the Company's Articles of Incorporation authorizing 100,000,000 additional shares of Common Stock.

        The Board of Directors recommends a vote FOR the amendment of the Company's Articles of Incorporation authorizing 100,000,000 additional shares of Common Stock.

PROPOSAL 4

AMENDMENT OF 1997 STOCK INCENTIVE PLAN

    The Company's shareholders are being asked to approve an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") that will increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1997 Plan by an additional 2,000,000 shares from 8,000,000 shares to 10,000,000 shares.

    The 1997 Plan was adopted by the Board of Directors in December 1996 as the successor incentive program to the Company's 1987 Stock Option Plan which terminated December 31, 1996, (collectively, the "Stock Option Program"). The 1997 Plan was approved by the shareholders on March 18, 1997 at the 1997 Annual Meeting and was made effective as of January 1, 1997.

    The 1997 Plan is designed to assure that a sufficient reserve of Common Stock is available to attract and retain the services of key individuals essential to the Company's long-term growth and success, including key personnel essential to the success of subsidiaries acquired by the Company.

    As of January 4, 2002, 4,276,050 options were outstanding under the 1997 Plan and 2,625,529 shares remained available for future option grant. Assuming shareholder approval of this proposal, an additional 2,000,000 shares would be available for future grant.

    The following is a summary of the principal features of the 1997 Plan. However, the summary does not purport to be a complete description of all the provisions of the 1997 Plan. A copy of the 1997 Plan is attached to this proxy as an appendix. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Diego, California.

Equity Incentive Programs

    The 1997 Plan contains three separate equity programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program and (iii) a Stock Issuance Program. The principal features of these programs are described below. The compensation committee of the Company's board of directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to the Company's executive officers and eligible non-employee board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Company's board of directors or any secondary committee of one or more board members appointed by the board will also have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members.

    The term plan administrator, as used in this summary, will mean the compensation committee, the board of directors or any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 1997 plan. However, neither the compensation committee, the board of directors nor any secondary committee will exercise any administrative discretion under the automatic option grant program. All grants under the automatic option grant program will be made in strict compliance with the express provisions of such program.

Share Reserve

    Originally, 3,000,000 shares were reserved for issuance under the 1997 Plan when it was adopted in 1997. At the 1999 Annual Meeting, the shareholders approved an amendment to increase the number of shares authorized for issuance under the 1997 Plan by 3,000,000 shares from 3,000,000 shares to 6,000,000 shares. At the 2000 Annual Meeting, the shareholders approved an amendment to increase the number of shares authorized for issuance under the 1997 Plan by 2,000,000 shares from 6,000,000 shares to 8,000,000 shares. Consequently, a total of 8,000,000 shares of the Company's Common Stock are currently reserved for issuance over the term of the 1997 Plan, not including the 2,000,000 share increase that is the subject of this proposal.

    In no event may any one participant in the 1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate per calendar year.

    The shares of Company common stock issuable under the 1997 plan may be drawn from shares of the Company's authorized but unissued common stock or from shares of the Company's common stock that the Company acquires, including shares purchased on the open market.

    Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1997 Plan. Unvested shares issued under the 1997 Plan and subsequently cancelled or repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1997 Plan.

Changes in Capitalization

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the number and/or class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1997 Plan, (iii) the number and/or class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1997 Plan or the outstanding options thereunder.

Eligibility

    Officers and other employees of the Company, its parent and its subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any parent or subsidiary corporation and independent consultants and advisors in the service of the Company, its parent or its subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

    As of January 4, 2002, three executive officers, seven non-employee Board members and approximately 62 employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Nine (9) Board members were eligible to participate in the Automatic Option Grant Program. All currently eligible Board members have waived the right to participate in the Automatic Option Grant Program.

Valuation

    The fair market value per share of Common Stock on any relevant date under the 1997 Plan will be the closing selling price per share on that date on The NASDAQ Over-The-Counter Bulletin Board. On January 4, 2002 the closing selling price per share was $0.19.

Discretionary Option Grant Program

    The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such grants or issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1997 Plan will be paid by the Company.

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 85% of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of 10 years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.

    Upon cessation of service, the optionee will have a limited period of time as determined by the Plan Administrator and set forth in the documents evidencing the option in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. Unless the termination is for misconduct, that period shall be at least 30 days. In the event the termination of service was due to the death or permanent disability of the optionee, that period shall be at least six months. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

  Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

  Limited stock appreciation rights may be provided to one or more officers or directors of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) fair market value per share on the date the option is surrendered in connection with the tender offer or the highest price paid per share of Common Stock in connection with the tender offer (as prescribed by the 1997 Plan) over (b) the exercise price payable for such share.

    The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have the discretion to establish the vesting schedule to be in effect for any such option grants or stock appreciation rights.

    Generally, shares shall vest and the Company's repurchase right shall lapse with respect to at least 20% of the shares per year over a five year period measured from the date of grant, subject to reasonable conditions such as continued employment or service. However, options granted to an officer, director or consultant may be subject to more restrictive vesting and repurchase restrictions.

Cancellation/Regrant Program

    The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

Stockholder Rights and Option Transferability

    No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate plan or pursuant to a domestic relations order.

Automatic Option Grant Program

    Under the automatic option grant program, eligible non-employee members of the board of directors will receive a series of option grants over their period of board service. Each eligible new non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 10,000 shares of the Company's common stock, provided such individual has not previously been in the Company's service. On the date of each annual stockholders meeting held after the plan effective date, each individual who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 3,500 shares of the Company's common stock, provided he or she has served as a non-employee board member for at least six months.

    The non-employee board members eligible to participate in the automatic option grant program will be limited to those who first become non-employee board members on or after the plan effective date, whether through appointment by the board or election by the Company's stockholders, and those non-employee board members who continue to serve as non-employee board members at one or more annual stockholders meetings held after the plan effective date. There will be no limit on the number of such 3,500-share annual option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in the Company's employ will be eligible to receive one or more such annual option grants over their period of board service.

    Each 10,000-share or 3,500-share option granted under the automatic option grant program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of 10 years measured from the grant date, subject to earlier termination or repurchase upon the optionee's cessation of Board service. However, in the event that the optionee is a 10% shareholder of the Company, the exercise price per share will be 110% of the fair market value per share of Common Stock on the option grant date. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under such an option shall be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each automatic option grant will vest, and the Company's repurchase right with respect to those shares shall lapse, in 16 successive equal quarterly installments upon the optionee's period of continued Board service measured from the grant date. Should the optionee cease Board service, then the optionee may, at any time during the next 12 months, exercise the option for any or all of the option shares for which the option has vested at the time of such cessation of Board service.

    The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

Stock Issuance Program

    Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company. In the event that the participant is a 10% shareholder of the Company, the price per share will be 110% of the fair market value per share of Common Stock on the stock issuance date. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient.

    The issued shares may either be fully and immediately vested upon issuance or in accordance with vesting schedule tied to the performance of service or the attainment of performance goals. Generally, the issued shares shall vest and the Company's repurchase right shall lapse with respect to at least 20% of the shares per year over a five year period measured from the date of issuance, subject to reasonable conditions such as continued employment or service. However, shares issued to an officer, director or consultant may be subject to more restrictive vesting and repurchase restrictions.

    The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1997 Plan.

    Stock issuance rights issued under the Stock Issuance Program shall not be assignable or transferable during the participant's lifetime.

General Provisions

    Discretionary Option Grant Program and Stock Issuance Program.  The following rules apply to the Discretionary Option Grant Program and Stock Issuance Program, absent any language to the contrary in the option agreement.

    In the event of any Corporate Transaction (as defined below), each option accelerates so that it become fully exercisable immediately prior to the effective date of the Corporate Transaction, and the shares of Common Stock that may be purchased will fully vested. However, no such acceleration will occur if and to the extent: (i) the option is to be assumed by the successor corporation; (ii) the option replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares; or (iii) the acceleration of such option is subject to other limitations imposed at the time of the grant of the option.

    Similarly, the right of the Company to repurchase unvested shares of Common Stock shall also terminate automatically, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation or (ii) such accelerated vesting is precluded by other limitations imposed at the time the repurchase right is created.

    Stock options may provide that they will automatically accelerate and the Company's repurchase rights with respect to unvested shares terminates in the event the optionee is involuntarily terminated within a designated period (not to exceed eighteen (18) months) following the effective date of (i) any

Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate or (ii) any Change in Control (as defined below).

    For this purpose, a "Corporate Transaction" is (i) a merger in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale of all or substantially all of the Corporation's assets in complete liquidation of the Corporation.

    Also, a "Change in Control" is the acquisition by any person or related group of persons of ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

    Automatic Grant Program.  The following rules apply to the Stock Options issued under the Automatic Grant Program.

    In the event of any Corporate Transaction or Change in Control, (i) each option accelerates that it become fully exercisable immediately prior to the effective date of the Corporate Transaction, and the shares of Common Stock that may be exercised will fully vested, and (ii) the right of the Company to repurchase unvested shares of Common Stock shall also terminate automatically.

    Upon the occurrence of a Hostile Take-Over (as defined below), the optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants for a cash distribution from the Corporation equal to the excess of (i) the Take-Over Price over (ii) the aggregate exercise price payable for such shares.

    For this purpose, "Hostile Take-Over" means the acquisition by any person or related group of persons of ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

    Also, "Take-Over Price" shall mean the greater of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offer or in effecting such Hostile Take-Over.

    Financial Assistance.  The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes.

    Special Tax Election.  The Plan Administrator may provide one or more holders of non-statutory options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan

Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

    Financial Statements.  Each optionee and participant in the 1997 Plan shall be entitled to annually receive the Corporation's annual report to shareholders and the financial statements included therein.

Stock Awards

    The Board did not make any discretionary option grants or stock issuances under the 1997 Plan from September 30, 2000 through January 4, 2002 to any current executive officers, current directors, or any associates of any such executive officers or directors.

Name	Options Granted (# shares)	Weighted Average Exercise Price of Granted Options
All employees, including current officers who are not executive officers, as a group (3 persons)	40,000	$0.106

    Amendment and Termination.  The Board may amend or modify the 1997 Plan in any or all respects whatsoever, subject to any shareholder approval required under applicable laws or regulations. The 1997 Plan shall terminate upon the earliest of (i) December 31, 2006, (ii) the date on which all shares available for issuance under the 1997 Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a corporate transaction.

New Plan Benefits and Additional Information

    As of January 4, 2002, no options have been granted, and no direct stock issuances have been made, on the basis of the 2,000,000 share increase that forms part of this Proposal 4.

    On the date of the 2002 Annual Meeting, each individual who is first elected to serve as a non-employee Board Member at the Annual Meeting will receive an option grant under the Automatic Option Grant Program to purchase 10,000 shares of the Company's Common Stock and each individual who will continue to serve as a non-employee Board Member will receive an option grant under the Automatic Option Grant Program to purchase 3,500 shares of the Company's Common Stock at an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, unless such non-employee Board Member has waived his right to receive such a grant. See "Director Compensation" under Proposal 1 for additional information regarding waivers made by the Company's Board members to receive options under the Automatic Option Grant Program.

Federal Income Tax Consequences

    Option Grants.  Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    Incentive Options.  The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction generally will be allowed for the taxable year in which such ordinary income is recognized.

    Direct Stock Issuance.  The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

    Deductibility of Executive Compensation.  The Company believes that with respect to option grants previously made under the 1997 Plan that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, the Company believes that all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m). Additionally, the Company anticipates that any compensation deemed paid by it with respect to any future option grants made under the 1997 Plan will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

Accounting Treatment

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

    Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those option grants would have upon the Company's reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis.

    In addition, any option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly be adjusted to reflect the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. Should any outstanding options under the 1997 Plan be repriced, then that repricing will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or terminates unexercised.

    Should one or more optionee be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Shareholder Approval

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1997 Plan. Should such shareholder approval not be obtained, then the 2,000,000-share increase to the share reserve will not be implemented, and any stock options granted on the basis of the 2,000,000-share increase to the 1997 Plan will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted on the basis of such share increase. The 1997 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1997 Plan in effect prior to the amendments summarized in this Proposal No. Four, until the available reserve of Common Stock as last approved by the shareholders has been issued pursuant to option grants and direct stock issuances made under the 1997 Plan.

    The Board of Directors recommends that the shareholders vote FOR the amendment to the 1997 Stock Incentive Plan to increase the number of shares authorized for issuance under the 1997 Plan from 8,000,000 to 10,000,000 shares of Common Stock.

PROPOSAL 5

APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

Introduction

    The stockholders are being asked to approve the implementation of the Company's new Employee Stock Purchase Plan ("ESPP") under which 3,000,000 shares of the Company's common stock will initially be reserved for issuance. Subject to the approval of the ESPP by the Company's Board of Directors, the ESPP will become effective on April 15, 2002, provided this Proposal is approved at the Annual Meeting.

    The ESPP is intended to serve as the successor to the Company's existing employee stock purchase plan which terminated on December 31, 2001 and is designed to provide eligible employees of the Company and participating affiliates (whether now or subsequently established) with the continuing opportunity to purchase shares of common stock at semi-annual intervals through their accumulated periodic payroll deductions under the ESPP.

    The terms and provisions of the ESPP are summarized below. This summary, however, does not purport to be a complete description of the ESPP. A copy of the ESPP is attached to this proxy as an appendix. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Diego, California.

Description of the ESPP

Administration

    The ESPP will be administered by the Administrative Committee of the Board. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP.

Securities Subject to the ESPP

    The maximum number of shares of common stock initially reserved for issuance over the term of the ESPP will be limited to 3,000,000 shares.

    The shares issuable under the ESPP may be made available from authorized but unissued shares of the Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

    In the event that any change is made to the Company's outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration), appropriate adjustments will be made to (a) the maximum number and class of securities issuable under the ESPP, (b) the maximum number and class of securities purchasable per participant on any one purchase date and (c) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the ESPP or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

    Common stock will be offered for purchase under the ESPP through a series of successive offering periods, each with a maximum duration (not to exceed twenty-four (24) months) as designated by the plan administer prior to the start date. The initial offering period under the ESPP will begin on April 15, 2002 and will end on the last business day to occur on or before April 14, 2004. The next offering period will begin on the first business day to occur on or after April 15, 2004, and subsequent offering periods shall commence as designated by the plan administrator.

    At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of common stock at semi-annual intervals over the remainder of that offering period. The purchase dates will occur on the last business days to occur on or before the 14th day of April and October of each year, and all payroll deductions collected from the participant for the six month period ending with each such semi-annual purchase date will automatically be applied to the purchase of common stock on that date provided the participant remains an eligible employee and does not withdraw from the ESPP prior to that date. The initial purchase date under the ESPP will be October 14, 2002.

    Should the fair market value per share of common stock on any purchase date be less than the fair market value per share on the start date of the two-year offering period, then that offering period will automatically terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering period to be automatically transferred to the new offering period after the semi-annual purchase of shares on their behalf.

Eligibility and Participation

    Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the ESPP) is eligible to participate in the ESPP.

    An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day occurring on or after the 15th day of April or October each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period on which he or she is an eligible employee. An eligible employee may not participate in more than one offering period at a time.

    As of January 4, 2002, approximately 65 employees, including 3 executive officers, were eligible to participate in the ESPP.

Purchase Price

    The purchase price of the common stock purchased on behalf of each participant in the ESPP on each semi-annual purchase date will be equal to 85% of the lower of (i) the participant's entry date price for the offering period in which the participant is enrolled or (ii) the fair market value per share on the semi-annual purchase date. For participants who enroll at the start of an offering period, the entry date price will be the fair market value per share of common stock on the start date of that offering period.

    The fair market value per share on any relevant date under the ESPP will be the closing selling price of the common stock on that date, as reported on the OTC Bulletin Board of the Nasdaq Stock Market. If there is no closing selling price for the common stock on that date, then the fair market value per share shall be the closing selling price on the last preceding date for which such quotation exists. On January 4, 2002, the closing selling price per share of Common Stock on the OTC Bulletin Board of the Nasdaq Stock Market was $0.19.

Payroll Deductions and Stock Purchases

    Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 15% of his or her total cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day on or before the 14th day in April and October each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

Special Limitations

    The ESPP imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

  •
  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

  •
  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates, determined using some constructive ownership rules.

  •
  No participant may purchase more than 40,000 shares of common stock on any one purchase date.

  •
  The maximum number of shares of common stock purchasable in total by all participants on any one purchase date may be limited as designated by the Administrative Committee.

    The Administrative Committee will have the discretionary authority to increase or decrease the per participant and total participant limitations on the start date of any new offering period under the ESPP.

Termination of Purchase Rights/Termination of Employment

    The participant may withdraw from the ESPP at any time, and his or her accumulated payroll deductions will, at the participant's election, be applied to the purchase of shares on the next semi-annual purchase date or refunded.

    Upon the participant's cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

    Under no circumstances shall any interest be paid at any time to any participant for any amounts contributed to the ESPP, regardless of whether those amounts are ultimately applied to the purchase of shares or are withdrawn by or refunded to the participant.

Stockholder Rights

    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

    Purchase rights are not assignable or transferable by the participant other than by will or by the laws of inheritance following the participant's death, and the purchase rights are exercisable only by the participant during the participant's lifetime.

Change in Ownership

    In the event a change in ownership occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price in effect for each participant will be equal to 85% of the lower of (a) the entry date price per share in effect for the participant for the offering period in which he or she is enrolled at the time such acquisition occurs or (b) the fair market value per share immediately prior to such acquisition. Any limitation that may be imposed on the maximum number of shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to such an acquisition.

    A change in ownership will be deemed to occur if (a) the Company is involved in a merger or consolidation in which more than 50% of the Company's outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction, (b) the Company sells, transfers or disposes of all or substantially all of its assets or (c) any person or related group of persons acquires ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

Share Pro-Ration

    Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the ESPP, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

    The ESPP will terminate upon the earliest of (a) the last business day to occur on or before April 14, 2012, (b) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (c) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

    The Board may at any time alter, suspend or terminate the ESPP. However, the Board may not, without stockholder approval, (a) increase the number of shares issuable under the ESPP, (b) alter the purchase price formula so as to reduce the purchase price or (c) modify the requirements for eligibility to participate in the ESPP.

ESPP Transactions

    From January through December 2001, each of the named officers and the indicated groups has purchased the following number of shares of the Company's common stock at the indicated weighted average price per share under the predecessor employee stock purchase plan:

Name	Shares acquired under the ESPP	Weighted Average Purchase Price per share
Eugene C. Hirschkoff	10,055.0797
Kenneth C. Squires	22,980.0833
All current executive officers as a group (2 persons)	33,035.0822
All employees, including all current officers who are not executive officers, as a group (11 persons) (1)	287,593.0845

(1)
This number reflects purchases by all eligible employees from January through December 2001, including former employees.

New Plan Benefits

    No purchase rights have been granted, and no shares have been issued, prior to the solicitation of stockholder approval under this Proposal.

Federal Tax Consequences

    The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within the later of two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the shares on his or her entry date into that offering period exceeded the purchase price paid for the shares, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the amount by which the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired exceeded the purchase price paid for the shares will constitute ordinary income in the year of death.

Accounting Treatment

    Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of Common Stock under the ESPP will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the ESPP would have upon the Company's reported earnings were the fair value of those purchase rights treated as compensation expense.

Stockholder Approval

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the ESPP described in this Proposal. Should such stockholder approval not be obtained, then the new ESPP will be not implemented.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of this proposal.

    The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP and thereby encourage them to remain in the Company's employ and more closely align their interests with those of the stockholders.

PRINCIPAL SHAREHOLDERS

    The following are the only persons known by the Company to own beneficially, as of January 4, 2002, five percent (5%) or more of the outstanding shares of its Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number(1)	Percent(2)
AIG Private Bank(3) Limmatquai 2 P.O. Box 1376 Zurich, CH-8021, Switzerland	42,623,810	29.3%
Martin P. Egli(4) Postfach 970 Am Schanzengraben 23 Zurich, CH-8039, Switzerland	41,468,755	28.5%
Enrique Maso(5) Europa Residence Place des Moulins 98 000 Montecarlo Monaco	26,070,833	17.9%
Caja De Ahoros Y Pensiones De Barcelona(6) Avenida Diagonal, 621-629 08028 Barcelona, Spain	10,000,000	6.9%

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)
Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3)
Pursuant to a Schedule 13D dated May 31, 2001 filed with the SEC on October 23, 2001, Scaloway Co. Ltd. has beneficial ownership of the 42,623,810 shares that are held by AIG Private Bank as collateral for a loan partially guaranteed by Scaloway. Mr. Velasco Gomez is the beneficial owner of Scaloway.

(4)
Consists of 18,717,602 shares owned by Dassesta, 17,751,153 shares owned by Swisspartners and 5,000,000 shares of Experta Administration Ltd. Mr. Egli is a managing director of Swisspartners S.P. Investment Network LTD., which owns 100% of the capital stock of Dassesta, and a partner and principal of Experta.

(5)
Consists of 25,000,000 shares beneficially owned by Dr. Maso and 1,070,833 shares owned by MATRUST, S.L. Dr. Maso is a majority shareholder in MATRUST.

(6)
Pursuant to a Schedule 13D/A dated August 1, 2000 filed with the SEC on August 1, 2000, Caja DeAhorros Y Pensiones De Barcelona has joint beneficial ownership of the 10,000,000 shares and shares the voting and dispositive power over such shares with Caixa Holding, S.A.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of January 4, 2002 by each director and by the Company's current Chief Executive Officer and each of the other three executive officers whose compensation exceeded $100,000 during fiscal year 2001 (the "Named Executive Officers") and by all current directors and executive officers of the Company as a group. No other executive officer's compensation exceeded $100,000 during fiscal year 2001. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

Name of Beneficial Owner(1)	Shares Beneficially Owned
	Number(1)	Percent(2)
D. Scott Buchanan(3)	1,597,595	1.0%
Martin P. Egli(4)	41,468,755	28.5%
Eugene Hirschkoff(5)	732,356	*
Enrique Maso(6)	26,070,833	17.9%
Kenneth Squires(7)	733,293	*
Antti Ahonen(8)	166,954	*
Martin Velasco Gomez(9)	43,964,643	30.0%
Galleon Graetz(10)	439,656	*
Felipe Fernandez Atela	0	0
Benjamin Chasco	0	0
Hans-Ueli Rihs	0	0
All directors and executive officers as a group (11)	115,174,085	77.4%

*
Less than 1%.

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2)
Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3)
Shares beneficially owned include options to purchase 1,564,802 shares of Common Stock held by Dr. Buchanan, which are now exercisable or exercisable within 60 days of January 4, 2002.

(4)
Consists of 18,717,602 shares owned by Dassesta, 17,751,153 shares owned by Swisspartners and 5,000,000 shares of Experta Administration Ltd. Mr. Egli is a managing director of Swisspartners S.P. Investment Network LTD., which owns 100% of the capital stock of Dassesta, and a partner and principal of Experta.

(5)
Shares beneficially owned include options to purchase 679,166 shares of Common Stock held by Dr. Hirschkoff, which are now exercisable or exercisable within 60 days of January 4, 2002.

(6)
Consists of 25,000,000 shares beneficially owned by Dr. Maso and 1,070,833 shares owned by MATRUST, S.L. Dr. Maso is a majority shareholder in MATRUST.

(7)
Shares beneficially owned include options to purchase 663,958 shares of Common Stock held by Dr. Squires, which are now exercisable or exercisable within 60 days of January 4, 2002.

(8)
Shares beneficially owned include options to purchase 135,417 shares of Common Stock held by Dr. Ahonen, which are now exercisable or exercisable within 60 days of January 4, 2002.

(9)
Consists of 1,070,833 shares owned by International Sequoia Investments Limited and 42,623,810 shares owned by Scaloway Co. Ltd. Mr. Velasco Gomez is a major investor in Sequoia. Mr. Velasco Gomez is the beneficial owner of Scaloway which has beneficial ownership of the 42,623,810 shares that are held by AIG Private Bank as collateral for a loan partially guaranteed by Scaloway.

(10)
Shares beneficially owned consist entirely of options to purchase shares of Common Stock held by this director which are now exercisable or exercisable within 60 days of January 4, 2002.

(11)
Shares beneficially owned include all shares held by entities affiliated with certain directors as described in the footnotes above and options to purchase 3,482,999 shares of Common Stock held by directors and executive officers as a group which are now exercisable or exercisable within 60 days of January 4, 2002.

MANAGEMENT

Name	Age	Position
D. Scott Buchanan	43	President, Chief Executive Officer, Interim Principal Financial Officer
Felipe Fernandez Atela	45	Chairman of the Board of 4-D Neuroimaging
Eugene C. Hirschkoff	59	Vice President, Engineering, Corporate Secretary
Kenneth C. Squires	57	Vice President, Marketing

Business Experience of Executive Officers

    Dr. Buchanan joined the Company in 1986. He served as Vice President, Product Operations from February 1992 through December 1996 and has served as President since December 1996, Chief Executive Officer since March 1997 and Interim Principal Financial Officer since November 2000. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois.

    Mr. Fernandez Atela has served as the Company's Chairman of the Board since March 2001, after having been elected to the Company's Board of Directors as a Vice-Chairman on July 27, 2000. Mr. Fernandez Atela brings with him a wide and international career in multinational technology companies where he has held various senior positions over the past 10 years. Currently, Mr. Fernandez Atela is the Managing Director of BDN (Brain Diagnosis Network, S.A.), a position he has held since June 2000, and member of the Board of other technology companies, including EDS Iberia, which is related to Electronic Data Systems, a U.S. public company. Prior to joining BDN, Mr. Fernandez Atela was the President & CEO of EDS Iberia from September 1992 to March 2000 where he led the growth of the company from 400 to 3000 employees and positioned the company as a leader in the electronic services market during his nine-year tenure. He has an MBA from INSEAD Business School and other diplomas from the London School of Economics, a Degree in Economics from the University of Madrid and has lectured on various business topics.

    Dr. Hirschkoff joined the Company in 1971, and has served in many capacities in engineering, technology development and manufacturing. From 1990 through 1996, he served as Director of Clinical Applications, managing the Company's research and development programs with its collaboration partners at the Scripps Clinic and Research Foundation and the University of California at San Francisco among others. Dr. Hirschkoff is responsible for the Company's FDA compliance programs. In December 1997 he was appointed Vice President, Engineering. Dr. Hirschkoff received his B.A. in Physics and Mathematics at Reed College in Oregon; M.A. in Physics at Harvard University; Ph.D. in Physics from the University of California, San Diego; MBA from the State University of California, San Diego and his J.D. from the University of San Diego.

    Dr. Squires joined the Company in September 1988. Since that time he has held various positions as Director of Clinical Applications and Director of Neuroscience Applications—Marketing and was appointed Vice President, Marketing in December 1996. Dr. Squires received his B.S. and M.S. degrees in Aeronautical Engineering at the University of Minnesota and his Ph.D. in Experimental Psychology from the University of California, San Diego.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information concerning the compensation earned by the Named Executive Officers (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 2001, 2000 and 1999:

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
All Other Compensation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Optins/SARs(#)
Felipe Fernandez Atela(1) Chairman of the Board of 4-D Neuroimaging	2001		$154,769		$0		$0	0		$0
D. Scott Buchanan(2) President, Chief Executive Officer	2001 2000 1999	$ $ $	190,000 189,700 175,000	$ $ $	0 30,000 0	$ $ $	0 0 0	0 0 400,000	$ $ $	5,792 8,792 2,422
Eugene C. Hirschkoff(3) Vice President, Engineering	2001 2000 1999	$ $ $	136,500 136,375 130,000	$ $ $	0 0 4,000	$ $ $	0 0 0	0 0 200,000	$ $ $	1,576 3,076 1,576
Kenneth C. Squires(4) Vice President Marketing	2001 2000 1999	$ $ $	137,200 129,846 122,000	$ $ $	19,000 0 9,000	$ $ $	0 0 0	0 0 200,000	$ $ $	1,701 0 0

(1)
"Salary" in 2001 for Mr. Fernandez Atela represents payments received as an independent consultant, not as an employee. Mr. Fernandez Atela was not a consultant of the company before 2001.

(2)
"Bonus" in 2000 for Dr. Buchanan represents a payment earned under an incentive bonus program. "All Other Compensation" for Dr. Buchanan represents premiums paid by the Company on Dr. Buchanan's behalf for life and long-term disability insurance and a travel incentive of $3,000 in year 2000.

(3)
"Bonus" in 1999 for Dr. Hirschkoff represents a payment earned under an incentive bonus program. "All Other Compensation" for Dr. Hirschkoff represents premiums paid by the Company on Dr. Hirschkoff's behalf for life and long-term disability insurance and a travel incentive of $1,500 in year 2000.

(4)
"Bonus" in 2001 for Dr. Squires represents a payment earned under an incentive bonus program. "Bonus" in 1999 for Dr. Squires represents a payment earned under an incentive bonus program. "All Other Compensation" for Dr. Squires represents premiums paid by the Company on Dr. Squires' behalf for life and long-term disability insurance.

Stock Options and Stock Appreciation Rights

    No stock options or stock appreciation rights were granted to the Named Executive Officers during the 2001 fiscal year.

Option Exercises and Holdings

    The following table provides information, with respect to the Named Executive Officers, concerning the exercise of stock options during the 2001fiscal year and unexercised options held as of the end of that fiscal year. No shares were acquired on exercise of options by the Named Executive Officers during the fiscal year ended September 30, 2001. None of the Named Executive Officers exercised any stock appreciation rights during the 2001 fiscal year and no stock appreciation rights were held by the Named Executive Officers at the end of the 2001 fiscal year. None of the stock options held by the Named Executive Officers were in-the-money at the end of the 2001 fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

					Value of Unexercised in-the-Money Options/SARs at FY-End ($)(1)
			Number of Unexercised Options at FY-End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
D. Scott Buchanan	0	$0	1,431,000	242,709	$0	$0
Felipe Fernandez Atela	0	$0	0	0	$0	$0
Eugene C. Hirschkoff	0	$0	615,000	125,000	$0	$0
Kenneth C. Squires	0	$0	600,400	125,000	$0	$0

(1)
Calculated on the basis of the fair market value of the underlying securities at fiscal year end on September 30, 2001 ($.09) minus the exercise price.

Employee Contracts and Change of Control Arrangements

    The Company does not have any employment contract or agreement with any of the Named Executive Officers.

    In accordance with the provisions of the 1997 Plan, the Company has entered into an agreement with each optionee and participant holding one or more outstanding options or stock issuances under the 1997 Plan, including our executive officers, pursuant to which such options and shares will automatically vest on an accelerated basis in the event of a merger or asset sale if those options are not assumed or replaced by the successor entity or the repurchase rights applicable to the issued shares are not assigned to the successor entity.

Compensation Committee Interlocks and Insider Participation

    In fiscal year 2001, Martin P. Egli and Felipe Fernandez Atela served as members of the Company's Compensation Committee. Neither of these individuals was an employee of the Company at any time during the 2001 fiscal year. Mr. Egli did not serve as an officer of the Company at any time during the 2001 fiscal year. Mr. Fernandez Atela has served as the Company's Chairman of the Board since March 2001.

    To acquire the shares of Neuromag Oy in 1999, the Company obtained a loan from AIG Private Bank Ltd. ("AIG") totaling $11 million that is secured by the entire share capital of Neuromag Oy. Martin Egli, a member of the Company's board of directors, also serves on AIG's board of directors. The $11 million loan was restructured in July 2000, which extended the original maturity date from June 30, 2000 to December 29, 2000 and the principal amount was increased to $11.4 million. On December 29, 2000, the Company did not make payment at maturity of the loan. Effective January 22, 2001, the Company and AIG reached an agreement in principle, extending the maturity date to July 20, 2001, increasing the loan principal to approximately $12 million (capitalizing accrued interest of approximately $550,000 into the loan principal) and obtaining additional guarantees of indebtedness from another bank. On April 26, 2001 the Company reached an agreement with AIG in which $8.951 million of the principal and accrued interest of the loan was converted into shares of the Company's common stock as part of a private placement. The remainder, approximately $3 million of the loan was restructured. As restructured, the AIG loan in the principal amount of $3.357 million, matures in July 2002 and the interest rate is currently set at 6.8% per annum until April 26, 2002, at which time the interest accrued on the loan through such date will be due and payable and the interest rate will be readjusted for the remainder of the loan term. As amended, the AIG loan is secured by a pledge and assignment by Scaloway Co. Ltd., or Scaloway, an entity affiliated with Martin Velasco, a member of 4-D's board of directors, a guarantee in the amount of $2,200,000 by Bank Julius Baer & Co. AG in Zurich, Switzerland, and all of the issued and outstanding shares of Neuromag Oy, 4-D's wholly-owned subsidiary located in Helsinki, Finland. Scaloway acquired beneficial ownership of the 42,623,810 shares that are held by AIG as collateral for the loan partially guaranteed by Scaloway. If 4-D defaults under the AIG loan, then AIG has the right to exercise its security interest and take ownership of Neuromag Oy.

    In June 2000, the Company obtained unsecured loans totaling approximately $835,000 from BDN and used approximately $485,000 of the proceeds to pay interest due under the AIG loan at June 30, 2000 in conjunction with extending the maturity of the loan from AIG to December 29, 2000. BDN is a Spanish company owned by three members of the Company's board of directors, Martin Egli, Enrique Maso and Martin Velasco. The BDN loans were originally due on September 30, 2000. During October 2000, the Company repaid approximately $123,000 of principal and $27,000 of interest for these loans and negotiated an extension of the maturities of the BDN loans until March 31, 2001. BDN subsequently dissolved and reassigned its rights under the BDN loans to Amaldos, S.A., MATRUST, S.L., International Sequoia Investments Limited and Swisspartners Investment Network Ltd. Dr. Maso is a majority shareholder in MATRUST, S.L. Mr. Velasco is a major investor in International Sequoia Investments Limited, or Sequoia. Mr. Egli is a member of the board of directors and a managing partner of Swisspartners Investment Network Ltd., or Swisspartners. An additional $18,500 of interest and $1,500 of principal was repaid before the majority of these loans were reassigned to the principals of BDN on April 15, 2001, excluding $30,000. Subsequently these reassigned loans were converted into shares of the Company's common stock on April 26, 2001 as part of a private placement, and the remaining $30,000 of principal was repaid to BDN at that time.

    In September 2000, the Company obtained an unsecured loan from Swisspartners in the amount of $450,000. In March 2001 Swisspartners provided an additional $400,000 to the Company and increased the principal of that loan by $400,000. On April 26, 2001, Swisspartners converted the entire principal and all accrued interest, in the total amount of $872,867, of the loan to equity as part of a private placement. As part of the April 2001 private placement, Swisspartners also invested $2 million in cash to purchase additional shares of the Company's Common Stock. In connection with the purchase by Swisspartners, 4-D's Board of Directors appointed Mr. Rihs, a board member of Swisspartners, as a member of 4-D's Board of Directors effective May 2001.

    In March 2001, Mr. Fernandez Atela entered into a Consultancy Agreement with the Company. Under the agreement, Mr. Fernandez Atela is entitled to receive a consultancy fee of $250,000 per year, payable monthly and to receive an administration reimbursement expense of $60,000 per year, payable monthly. He will be entitled to receive up to 3% of the net financing received by the Company for providing new financing to the Company and up to 5% of the net sales received by the Company for concluding any MEG sales in Spain. The agreement has an initial term of one year and can be cancelled monthly by written notice. At the termination of the agreement, Mr. Fernandez Atela is entitled to receive a termination fee of $187,500. Mr. Fernandez Atela received compensation in the amount of $154,769 representing consulting fees during the fiscal year ended September 30, 2001.

    Dr. Buchanan, the Company's Chief Executive Officer and a member of the Company's Board of Directors, serves as a member of the board of directors and compensation committee of the Company's wholly-owned subsidiary, Neuromag Oy. Dr. Ahonen, a member of the Company's Board of Directors, is the managing director of Neuromag Oy and the sole other member of its compensation committee. Except as stated above, no current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

    Overview and Philosophy.  The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

The Committee has adopted the following objectives as guidelines for its compensation decisions:

  •
  Provide a competitive total compensation package that enables the Company to attract and retain key executives.

  •
  Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.

  •
  Ensure that compensation is meaningfully related to the value created for shareholders.

    Executive Officer Compensation Program Components.  The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers may also be provided supplemental life and long-term disability insurance. The base salary for the Company's Chief Executive Officer for fiscal year 2001 was determined in the manner set forth below for the Company's executive officers.

    Base Salary.  Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the medical device industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of shareholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

    Annual Incentive Compensation.  The Company's officers are eligible to receive annual cash incentive compensation at the time their base salaries are reviewed based on achieving defined specific goals and objectives during the 12 months prior to review. This compensation is intended to provide a direct financial incentive in the form of an annual cash bonus to executives who achieve the Company's defined specific goals. Individual contributions are also considered in determining cash bonuses. Equal weight is given to achievement of individual accomplishments and strategic corporate goals. Bonus awards are set at a level competitive within the local medical device manufacturing and high technology industry as well as among a broader group of medical device manufacturing and high technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Other than a bonus awarded to Dr. Squires under an incentive bonus program, no other cash bonuses were offered to the Company's executive officers in the fiscal year ended September 30, 2001.

    Long-Term Incentive Compensation.  The 1997 Stock Incentive Plan is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of shareholders and executives will be more closely aligned.

    Generally, stock options are granted every year with exercise prices equal to the prevailing market value of the Company's Common Stock on the date of grant, have ten (10) year terms and have vesting periods of four (4) years. Awards are made at a level calculated to be competitive within both the local medical device manufacturing industry and a broader group of biotechnology and medical device manufacturing companies of comparable size and complexity.

    Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that the compensation exceeds $1 million per covered officer in any fiscal year. However, performance-based compensation is not subject to this limitation.

    Non-performance based cash compensation paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based cash compensation to be paid to the Company's executive officers for the 2002 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    The Company's 1997 Plan has been structured so that any income recognized in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date can qualify as performance-based compensation if certain requirements are met. The Company believes that any option grants made under the 1997 Plan prior to the 2001 fiscal year would qualify as performance-based compensation.

    During the 2001 fiscal year, the Company did not comply with the necessary requirements so that any option grants made under the 1997 Plan during the 2001 fiscal year would qualify as performance-based compensation. However, the Company did not make any discretionary option grants or stock issuances under the 1997 Plan during the 2001 fiscal year to individuals who are currently subject to Internal Revenue Code Section 162(m). Unfortunately, if a grant was made in the past year to a person who is not currently subject to Section 162(m), but the person is subject to Section 162(m) at the time the person exercises the option, then the income that the person recognizes by reason of the exercise of that option will be subject to the Section 162(m) limitation. Accordingly, there can be no assurance that the exercise of options granted during the 2001 fiscal year will be exempt from the limitations of Section 162(m).

    The Company anticipates that it will not make any further discretionary option grants or stock issuances under the 1997 Plan unless they comply with the necessary requirements so that those option grants would qualify as performance-based compensation under Internal Revenue Code Section 162(m).

Summary

    After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

    We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                      COMPENSATION COMMITTEE
                      Martin P. Egli
                      Felipe Fernandez Atela

Audit Committee Report

    The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2001 with management. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S) 380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the SEC.

                      Martin Egli
                      Benjamin Chasco
                      Martin Velasco Gomez

PERFORMANCE GRAPH

    The following graph compares total shareholder returns over the last five fiscal years to the weighted average return of stocks of companies included in the NASDAQ Composite Index and a peer group index consisting of the Medical Instrument and Supplier Manufacturers Index. The total return for each of the Company's Common Stock, the NASDAQ Composite Index and the Medical Instrument and Supplier Manufacturers Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The NASDAQ Composite Index tracks the aggregate price performance of equity securities of companies traded on the NASDAQ. The Company's Common Stock is traded on the NASDAQ over the counter bulletin board. The Medical Instrument and Supplier Manufacturers Index consists of companies with a Standard Industrial Classification Code identifying them as a manufacturer of medical instruments or supplies. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

    Notwithstanding anything to the contrary set forth in any of 4-D's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange of Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Performance Graph, the Audit Committee Report, nor the Compensation Committee Report is to be incorporated by reference into any future filings made by 4-D under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    To acquire the shares of Neuromag Oy in 1999, the Company obtained a loan from AIG Private Bank Ltd. ("AIG") totaling $11 million that is secured by the entire share capital of Neuromag Oy. Martin Egli, a member of the Company's board of directors, also serves on AIG's board of directors. The $11 million loan was restructured in July 2000, which extended the original maturity date from June 30, 2000 to December 29, 2000 and the principal amount was increased to $11.4 million. On December 29, 2000, the Company did not make payment at maturity of the loan. Effective January 22, 2001, the Company and AIG reached an agreement in principle, extending the maturity date to July 20, 2001, increasing the loan principal to approximately $12 million (capitalizing accrued interest of approximately $550,000 into the loan principal) and obtaining additional guarantees of indebtedness from another bank. On April 26, 2001 the Company reached an agreement with AIG in which $8.951 million of the principal and accrued interest of the loan was converted into shares of the Company's common stock as part of a private placement. The remainder, approximately $3 million of the loan was restructured. As restructured, the AIG loan in the principal amount of $3.357 million, matures in July 2002 and the interest rate is currently set at 6.8% per annum until April 26, 2002, at which time the interest accrued on the loan through such date will be due and payable and the interest rate will be readjusted for the remainder of the loan term. As amended, the AIG loan is secured by a pledge and assignment by Scaloway Co. Ltd., or Scaloway, an entity affiliated with Martin Velasco, a member of 4-D's board of directors, a guarantee in the amount of $2,200,000 by Bank Julius Baer & Co. AG in Zurich, Switzerland, and all of the issued and outstanding shares of Neuromag Oy, 4-D's wholly-owned subsidiary located in Helsinki, Finland. Scaloway acquired beneficial ownership of the 42,623,810 shares that are held by AIG as collateral for the loan partially guaranteed by Scaloway. If 4-D defaults under the AIG loan, then AIG has the right to exercise its security interest and take ownership of Neuromag Oy.

    In June 2000, the Company obtained unsecured loans totaling approximately $835,000 from BDN and used approximately $485,000 of the proceeds to pay interest due under the AIG loan at June 30, 2000 in conjunction with extending the maturity of the loan from AIG to December 29, 2000. BDN is a Spanish company owned by three members of the Company's board of directors, Martin Egli, Enrique Maso and Martin Velasco. The BDN loans were originally due on September 30, 2000. During October 2000, the Company repaid approximately $123,000 of principal and $27,000 of interest for these loans and negotiated an extension of the maturities of the BDN loans until March 31, 2001. BDN subsequently dissolved and reassigned its rights under the BDN loans to Amaldos, S.A., MATRUST, S.L., International Sequoia Investments Limited and Swisspartners Investment Network Ltd. Dr. Maso is a majority shareholder in MATRUST, S.L. Mr. Velasco is a major investor in International Sequoia Investments Limited, or Sequoia. Mr. Egli is a member of the board of directors and a managing partner of Swisspartners Investment Network Ltd., or Swisspartners. An additional $18,500 of interest and $1,500 of principal was repaid before the majority of these loans were reassigned to the principals of BDN on April 15, 2001, excluding $30,000. Subsequently these reassigned loans were converted into shares of the Company's common stock on April 26, 2001 as part of a private placement, and the remaining $30,000 of principal was repaid to BDN at that time.

    In September 2000, the Company obtained an unsecured loan from Swisspartners in the amount of $450,000. In March 2001 Swisspartners provided an additional $400,000 to the Company and increased the principal of that loan by $400,000. On April 26, 2001, Swisspartners converted the entire principal and all accrued interest, in the total amount of $872,867, of the loan to equity as part of a private placement. As part of the April 2001 private placement, Swisspartners also invested $2 million in cash to purchase additional shares of the Company's Common Stock. In connection with the purchase by Swisspartners, 4-D's Board of Directors appointed Mr. Rihs, a board member of Swisspartners, as a member of 4-D's Board of Directors effective May 2001.

    In March 2001, Mr. Fernandez Atela entered into a Consultancy Agreement with the Company. Under the agreement, Mr. Fernandez Atela is entitled to receive a consultancy fee of $250,000 per year, payable monthly and to receive an administration reimbursement expense of $60,000 per year, payable monthly. He will be entitled to receive up to 3% of the net financing received by the Company for providing new financing to the Company and up to 5% of the net sales received by the Company for concluding any MEG sales in Spain. The agreement has an initial term of one year and can be cancelled monthly by written notice. At the termination of the agreement, Mr. Fernandez Atela is entitled to receive a termination fee of $187,500. Mr. Fernandez Atela received compensation in the amount of $154,769 representing consulting fees during the fiscal year ended September 30, 2001.

    The Company has entered into an arrangement with Dr. Graetz in which, in addition to expenses incurred, he will receive a $10,000 per month retainer in exchange for his services with respect to establishing insurance reimbursement and market development for MEG in Europe. This arrangement is on a month-to-month basis and may be cancelled at any time at the Company's discretion. Dr. Graetz received compensation in the amount of $30,000 representing consulting fees during the fiscal year ended September 30, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that, during the period from October 1, 2000 through September 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met in a timely manner except as set forth below.

    During fiscal year 2001 no Statements of Changes of Beneficial Ownership (Form 4's) were filed for Kenneth Squires for the acquisition of 15,606 shares of stock in March 2001 or Antti Ahonen for the acquisition of 31,537 shares of stock in March 2001. Subsequently, Annual Statements of Changes in Beneficial Ownership (Form 5's) were filed for each on November 14, 2001.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2003 Annual Meeting must be received at the Company's principal executive offices no later than September 18, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than December 2, 2002. Shareholders are also advised to review the Company's Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals.

ANNUAL REPORT

    A copy of the Annual Report of the Company for the 2001 fiscal year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material

FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE CORPORATE SECRETARY OF 4-D NEUROIMAGING, AT 9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121.

OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

By Order of the Board of Directors
Dated: January 18, 2002	Eugene C. Hirschkoff, Corporate Secretary

AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

  •
  Review this Charter at least annually and recommend any changes to the Board.

  •
  Review the organization's annual financial statements and any other relevant reports or other financial information.

  •
  Review the regular internal financial reports prepared by management and any internal auditing department.

  •
  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  •
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  •
  Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  •
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

4-D NEUROIMAGING
1997 STOCK INCENTIVE PLAN

     (amended as proposed through January 4, 2002)
ARTICLE ONE
GENERAL PROVISIONS

I.  PURPOSE OF THE PLAN

    This 1997 Stock Incentive Plan is intended to promote the interests of 4-D Neuroimaging, a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. This Plan shall serve as the successor equity incentive program to the Corporation's 1987 Stock Option Plan.

    Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  STRUCTURE OF THE PLAN

    A.  The Plan shall be divided into three separate equity programs:

       (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

      (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

      (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

    B.  The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

    A.  The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. However, any discretionary option grants or stock issuances for members of the Primary Committee shall be made by a disinterested majority of the Board.

    B.  Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee shall be made by a disinterested majority of the Board. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

    C.  Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

    D.  Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

    E.  Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

    F.  Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program.

IV.  ELIGIBILITY

    A.  The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

  (i)
  Employees,

  (ii)
  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

  (iii)
  consultants who provide services to the Corporation (or any Parent or Subsidiary).

    B.  Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares (provided that the right to exercise shall vest at the rate of at least 20% per year over the 5-year period measured from the date the option is granted, subject to reasonable conditions such as continued employment or service) and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

    C.  The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

    D.  The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation's shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.  STOCK SUBJECT TO THE PLAN

    A.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 10,000,000 shares.

    B.  No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

    C.  Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or issue price paid per share pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall NOT be available for subsequent issuance under the Plan.

    D.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options and Stock Issuance Agreements are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and Stock Issuance Agreements. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.  OPTION TERMS

    Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

    A.  EXERCISE PRICE.

      1.  The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date; provided that the price shall be 110% of the Fair Market Value per share of Common Stock on the option grant date in the case of any 10% Shareholder.

      2.  The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

       (i) cash or check made payable to the Corporation,

      (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

      (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

    Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    B.  EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

    C.  EFFECT OF TERMINATION OF SERVICE.

    1.  The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

       (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option (which, unless Service is terminated for Misconduct, shall be (1) at least six months from the date Service is terminated if termination was caused by death or Permanent Disability and (2) at least 30 days from the date Service is terminated if termination was caused by other than death or Permanent Disability), but no such option shall be exercisable after the expiration of the option term.

      (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

      (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

      (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      2.  The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

       (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

      (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

    D.  SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E.  REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share; provided that such repurchase right shall lapse at the rate of at least 20% of the shares per year over the 5-year period measured from the date the option is granted, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of cessation of Service (or in the case of securities issued upon exercise of options after the date Service ceases, within 90 days after the date of the exercise). The options held by an officer, director, or consultant of the Corporation or an affiliate of the Corporation may be subject to additional or greater restrictions. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

    F.  LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's Immediate Family or to a trust established exclusively for one or more members of such Immediately Family. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  INCENTIVE OPTIONS

    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

    A.  ELIGIBILITY. Incentive Options may only be granted to Employees.

    B.  EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

    C.  DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two

(2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

    D.  10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

    A.  In the event of any Corporate Transaction, except as otherwise provided in the option agreement, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

    B.  Except as otherwise provided in the stock option or purchase agreement, all outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is created.

    C.  Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    D.  Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

    E.  The Plan Administrator shall have full power and authority to grant one or more options under the Discretionary Option Grant Program that will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of (i) any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate or (ii) any Change in Control. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

    F.  The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

    G.  The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  CANCELLATION AND REGRANT OF OPTIONS

    The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.  STOCK APPRECIATION RIGHTS

    A.  The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

    B.  The following terms shall govern the grant and exercise of tandem stock appreciation rights:

       (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

      (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

      (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

    C.  The following terms shall govern the grant and exercise of limited stock appreciation rights:

       (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

      (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

      (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

      (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

    Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

    A.  PURCHASE PRICE.

      1.  The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date; provided that the price shall be 110% of the Fair Market Value per share of Common Stock on the stock issuance date in the case of any 10% Shareholder.

      2.  Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

       (i) cash or check made payable to the Corporation, or

      (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

    B.  VESTING PROVISIONS.

      1.  Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

       (i) the Service period to be completed by the Participant or the performance objectives to be attained,

      (ii) the number of installments in which the shares are to vest,

      (iii) the interval or intervals (if any) which are to lapse between installments, and

      (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule;

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement; provided that the Company's right to repurchase the issued shares at the issue price shall lapse at the rate of at least 20% of the shares per year over the 5-year period measured from the issue date of the shares, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of cessation of Service. The shares issued under the Stock Issuance Program to an officer, director, or consultant of the Corporation or an affiliate of the Corporation may be subject to additional or greater restrictions.

       2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

       3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

       4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

       5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

    C.  LIMITED TRANSFERABILITY OF STOCK ISSUANCE RIGHTS. During the Participant's lifetime, the stock issuance right shall be personal to the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

    A.  All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

    B.  The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights with respect to such shares remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of (i) any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof) or (ii) any Change in Control.

III.  SHARE ESCROW/LEGENDS

    Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM

I.  OPTION TERMS

    A.  GRANT DATES. Option grants shall be made on the dates specified below:

       1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

       2. On the date of each Annual Shareholders Meeting held after the Effective Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 3,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 3,500-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

    B.  EXERCISE PRICE.

       1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date; provided that the exercise price shall be 110% of the Fair Market Value per share of Common Stock on the grant date in the case of any 10% Shareholder.

       2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    C.  OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

    D.  EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial or annual option grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, in a series of sixteen (16) successive equal quarterly installments over the Optionee's period of continued Board service, with the first such installment to vest upon the Optionee's completion of three (3) months of Board service measured from the option grant date.

    E.  TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

       (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

      (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

      (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

      (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A.  In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporation Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    B.  In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

    C.  All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

    D.  Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Shareholder approval of the Plan shall constitute pre-approval of the grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.D of Article Four. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

    E.  Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

    F.  The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.  REMAINING TERMS

    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE
MISCELLANEOUS

I.    FINANCING

        The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments, provided that securities for which a note or notes are to be executed as all or part of the consideration shall be retained by the Corporation as collateral security until the full price shall have been paid. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.    EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective immediately upon the Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

        B.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

        C.    The Plan shall terminate upon the EARLIEST of (i) December 31, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

        B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionee's and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.    FINANCIAL STATEMENTS

        Each Optionee and Participant shall be entitled to receive annually the Corporation's annual report to shareholders and the financial statements included therein.

APPENDIX

    The following definitions shall be in effect under the Plan:

    A.  AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

    B.  BOARD shall mean the Corporation's Board of Directors.

    C.  CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

       (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

      (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

    D.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    E.  COMMON STOCK shall mean the Corporation's common stock.

    F.  CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

       (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    G.  CORPORATION shall mean 4-D Neuroimaging, a California corporation, and its successors.

    H.  DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

    I.  EFFECTIVE DATE shall mean January 1, 1997, the date on which the Plan was adopted by the Board.

    J.  ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

    K.  EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    L.  EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

    M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (iii) If the Common Stock is at the time not traded on the Nasdaq Stock Market or listed on any Stock Exchange, the Fair Market Value shall be determined by the Plan Administrator in accordance with Rule 26.140.50, Title 10, California Code of Regulations.

    N.  HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

    O.  IMMEDIATE FAMILY shall have the meaning set forth in 17 C.F.R. 420.16a-1(e).

    P.  INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

    Q.  INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

       (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

      (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate- performance based bonus or incentive programs) by more than fifteen percent (15%) or(C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

    R.  MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner, or any act or failure to act that would constitute cause as defined under applicable law or the terms of the option grant or a contract of employment.

    S.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

    T.  NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    U.  OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

    V.  PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    W.  PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

    X.  PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    Y.  PLAN shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

    Z.  PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

    AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

    BB. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

    CC. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

    DD. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

    EE. STOCK EXCHANGE shall mean either the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

    FF. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

    GG. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

    HH. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    II.  TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offer or in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

    JJ. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

    KK. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

4-D NEUROIMAGING

EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE OF THE PLAN

    This Employee Stock Purchase Plan is intended to promote the interests of 4-D Neuroimaging, a California corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

    Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.  STOCK SUBJECT TO PLAN

    A.  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 3,000,000 shares.

    B.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  OFFERING PERIODS

    A.  Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

    B.  Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day occurring on or before April 14, 2004. The next offering period shall commence on the first business day occurring on or after April 15, 2004, and subsequent offering periods shall commence as designated by the Plan Administrator.

    C.  Each offering period shall consist of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day occurring on or after April 15th to the last business day occurring on or before October 14th each year and from the first business day occurring on or after October 15th each year to the last business day occurring on or before April 14th in the following year. The first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on October 14, 2002.

    D.  Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then immediately after the purchase of shares of Common Stock on behalf of the participants in that offering period on that Purchase Date, that offering period will automatically terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering period to be automatically transferred to the new offering period.

V.  ELIGIBILITY

    A.  Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee. For the initial offering period commencing at the Effective Time, each individual who is an Eligible Employee at that time shall automatically be enrolled as a Participant with a contribution rate equal to fifteen percent (15%) of his or her Cash Earnings.

    B.  Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

    C.  The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

    D.  Except as otherwise provided in Sections 0. and 0.0. above, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.  PAYROLL DEDUCTIONS

    A.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

       (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction (or to the extent applicable, the percentage of Cash Earnings to serve as his or her lump sum contribution for the initial Purchase Interval of the first offering period) to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

      (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

    B.  Payroll deductions shall begin on the first pay day administratively feasible following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

    C.  For the initial Purchase Interval of the first offering period under the Plan, no payroll deductions shall be required of the Participant until such time as the Participant affirmatively elects to commence such payroll deductions following his or her receipt of the SEC prospectus for the Plan. In the absence of such payroll deductions, the Participant will be required to contribute the applicable percentage of his or her Cash Earnings to the Plan in a lump sum payment immediately prior to the close of that Interval should the Participant elect to have shares of Common Stock purchased on his or her behalf on the Purchase Date for that initial Purchase Interval.

    D.  Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

    E.  The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.  PURCHASE RIGHTS

    A.  Grant of Purchase Rights.  A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

    Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

    B.  Exercise of the Purchase Right.  Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions (or, to the extent applicable, his or her lump sum contribution) for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

    C.  Purchase Price.  The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

    D.  Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date (or, to the extent applicable, his or her lump sum contribution for that Purchase Interval) by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 40,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant on each Purchase Date during that offering period and to establish, increase or decrease the limitations to be in effect for the number of shares purchasable in total by all Participants on each Purchase Date during that offering period.

    E.  Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or any limitation that may be imposed on the maximum number of shares purchasable in total by all Participants on the Purchase Date shall be promptly refunded.

    F.  Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant's purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

    G.  Partial Withdrawals.  Participants shall have the right, exercisable in accordance with such rules and procedures that shall be established from time to time by the Plan Administrator, to withdraw all or a portion of the payroll deductions collected to date on his or her behalf for that Purchase Interval.

    H.  Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

       (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

      (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

      (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all or a portion of the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

    I.  Change in Control.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation (if any) applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

    The Corporation shall use its best efforts to provide at least ten (10) days' prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

    J.  Proration of Purchase Rights.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

    K.  Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

    L.  Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

    A.  No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

    B.  For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

       (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

      (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire

  Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

    C.  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

    D.  In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

    A.  The Plan was adopted by the Board on January 4, 2002, and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

    B.  Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day occurring on or before April 14, 2012, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.  AMENDMENT OF THE PLAN

    A.  The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

    B.  In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.  GENERAL PROVISIONS

    A.  All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

    B.  Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

    C.  The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of the Effective Time

4-D Neuroimaging

Neuromag Oy

Biomagnetic Technologies GmbH

APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Board shall mean the Corporation's Board of Directors.

        B.    Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

        C.    Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

            (i)  a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

          (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          (iii)  the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

        D.    Code shall mean the Internal Revenue Code of 1986, as amended.

        E.    Common Stock shall mean the Corporation's common stock.

        F.    Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        G.    Corporation shall mean 4-D Neuroimaging, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of 4-D Neuroimaging that shall by appropriate action adopt the Plan.

        H.    Effective Time shall mean April 15, 2002. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

        I.    Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

        J.    Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

        K.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i)  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii)  If the Common Stock is at the time traded on the Nasdaq SmallCap Market, then the Fair Market Value shall be the average of the highest bid and the lowest asked price per share of Common Stock on such date as such price is reported by the National Association of Securities Dealers on the Nasdaq SmallCap Market.

          (iii)  If the Common Stock is at the time traded on the OTC Bulletin Board of the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the OTC Bulletin Board of the Nasdaq Stock Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iv)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        L.    1933 Act shall mean the Securities Act of 1933, as amended.

        M.  Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        N.    Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

        O.    Plan shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

        P.    Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

        Q.    Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be October 14, 2002.

        R.    Purchase Interval shall mean each successive six (6)-month periods within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

        S.    Semi-Annual Entry Date shall mean the first business day occurring on or after the 15th day of April or October each year on which an Eligible Employee may first enter an offering period.

        T.    Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

4-D NEUROIMAGING

ADMINISTRATIVE ADDENDUM FOR FOREIGN PARTICIPANTS IN

EMPLOYEE STOCK PURCHASE PLAN

        The following administrative provisions shall apply with respect to Participants who perform services outside the U.S. for any Participating Corporation and are paid in currency other than U.S. Dollars:

  A.
  The payroll deduction authorized by the Participant shall be collected in the currency in which paid to the Participant and converted into U.S. Dollars on the Purchase Date for the purchase interval in which such deductions are collected. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each such exchange by any reasonable method (including, without limitation, the exchange rate actually available in the ordinary course of business on such date).

  B.
  The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be determined as follows: the Participant's payroll deductions for the purchase interval ending on that Purchase Date shall be converted from the currency in which paid by the Participating Corporation into U.S. Dollars in accordance with Paragraph A, and the total U.S. Dollar amount so determined shall be divided by the U.S. Dollar purchase price in effect for the Participant for that Purchase Date to determine the number of whole shares of Common Stock purchasable on the Participant's behalf.

  C.
  Any changes or fluctuations in the exchange rate at which a Participant's payroll deductions are converted from the currency in which the Participant is paid into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

  D.
  Any refunds of payroll deductions to a Participant under the Plan shall be made in the currency in which collected from the Participant.

PROXY	PROXY

4-D NEUROIMAGING
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY

        The undersigned hereby appoints D. Scott Buchanan and Eugene Hirschkoff, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of 4-D Neuroimaging, to be held on Friday, March 15, 2002, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof. The shares represented by this Proxy will be voted in the manner set forth on the reverse side.

Check here for / /	NEW ADDRESS:
address change

(Continued and to be signed and dated on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.

/ X /	Please mark your votes as in this example.
		FOR	WITHHELD
1.	Election of Directors	/ /	/ /	Nominees: D. Scott Buchanan, Martin P. Egli, Enrique Maso, Felipe Fernandez Atela, Antti Ahonen, Martin Velasco Gomez, Galleon Graetz, Benjamin Chasco and Hans-Ueli Rihs

Instruction: To withhold authority to vote for any individual nominee, check the box "FOR" above and write the nominee's name for which you are withholding authority to vote in favor of on the line below.

2.	Ratification of the selection of Swenson Advisors LLP as independent accountants for the fiscal year ending September 30, 2002.	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	Approve an amendment to the Corporation's Fifth Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000 shares.	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	Approve an amendment to the 1997 Stock Incentive Plan (the "1997 Plan") that will increase the maximum number of shares of Common Stock reserved for issuance over the term of the 1997 Plan by an additional 2,000,000 shares to 10,000,000 shares.	/ / FOR	/ / AGAINST	/ / ABSTAIN
5.	Approve a new Employee Stock Purchase Plan ("ESPP") that will serve as a successor plan to the 1992 ESPP and authorize the issuance of 3,000,000 shares of Common Stock over the ten-year term of the Plan.	/ / FOR	/ / AGAINST	/ / ABSTAIN
CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.			/ /

If no specification is made, this proxy will be voted FOR the election of the directors listed above and FOR Proposals 2, 3, 4 and 5 and will be voted by the proxy holders at their discretion as to any other matters properly transacted at the meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.

SIGNATURE(S)	DATE

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 15, 2002
4-D NEURO IMAGING PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held March 15, 2002
PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
PROPOSAL 3 AMENDMENT OF ARTICLES OF INCORPORATION
PROPOSAL 4 AMENDMENT OF 1997 STOCK INCENTIVE PLAN
PROPOSAL 5 APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN
PRINCIPAL SHAREHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
OTHER MATTERS
AUDIT COMMITTEE CHARTER
4-D NEUROIMAGING 1997 STOCK INCENTIVE PLAN
APPENDIX
4-D NEUROIMAGING EMPLOYEE STOCK PURCHASE PLAN
SCHEDULE A
APPENDIX
4-D NEUROIMAGING ADMINISTRATIVE ADDENDUM FOR FOREIGN PARTICIPANTS IN EMPLOYEE STOCK PURCHASE PLAN